                              ARTICLES OF AMENDMENT
                                       TO
  ARTICLES OF AMENDMENT AND RESTATEMENT OF CHARTER, AS AMENDED AND SUPPLEMENTED
                                       OF
                         THE NOAH INVESTMENT GROUP, INC.

     THE  NOAH  INVESTMENT  GROUP  INC.,  a  Maryland  corporation,  having  its
principal  office  in  the  State  of  Maryland  in  Baltimore,   Maryland  (the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of the State of Maryland that:

     FIRST: The Corporation is registered as an open-end  management  investment company under the Investment Company Act of 1940, as amended.

     SECOND:  The Articles of Amendment and  Restatement of Charter,  as amended and supplemented to date, of the Corporation (the "Charter"), is further amended by changing the name and  designation of the currently  existing class of common stock of the  Corporation,  having a par value of $0.001 per share (the  "Common
Stock") that is named and designated the "NOAH FUND Large-Cap Growth Portfolio -
Class A" series to name and  designate  such class of Common  Stock as the "NOAH
FUND Equity Portfolio - Class A" series;

     THIRD:  The foregoing  amendment to the Charter as set forth above has been duly approved by a majority of the entire Board of Directors of the  Corporation as required by law,  and is limited to changes  expressly  permitted  by Section
2-605 of the Maryland  General  Corporation Law to be made without action by the stockholders of the Corporation.

     FOURTH: The amendment to the Charter as set forth above does not change the
preferences,   conversion  or  other  rights,   voting   powers,   restrictions,
limitations  as  to  dividends,   qualifications,  or  terms  or  conditions  of
redemption of the shares of the class of Common Stock of the Corporation that is the subject of the amendment.

     FIFTH: These Articles of Amendment shall become effective on June 1, 2004.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its  President  and  witnessed (or attested) by its Assistant Secretary on May 25, 2004.

                                 THE NOAH INVESTMENT GROUP, INC.

                                 By:  /s/ William L. Van Alen, Jr.
                                      ---------------------------------------
                                       William L. Van Alen, Jr.
                                       President
     Witness:  (Attest)

     /s/ Theresa M. McNamee
     ---------------------------------------
     Name: Theresa M. McNamee
     Title:  Assistant Secretary

     THE UNDERSIGNED, President of The Noah Investment Group, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment to the Charter, of which this certificate is made a part, hereby  acknowledges,  in the name and on behalf of the Corporation, the foregoing Articles of Amendment to the Charter to be the corporate act of the Corporation and further hereby certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the  authorization and approval thereof are true in all material respects, under the penalties of perjury.

                                By:  /s/ William L. Van Alen, Jr.
                                     ---------------------------------------
                                      William L. Van Alen, Jr.
                                      President